Exhibit 5.1

טולצ'ינסקי שטרן מרציאנו כהן לויצקי ושות'

TULCHINSKY STERN MARCIANO COHEN LEVITSKI & CO.

LAW OFFICES | משרד עורכי דין

www.tslaw.co.il

מגדל המוזיאון • רח' ברקוביץ' 4 • תל-אביב 64238 • טל: 03-6075000 • פקס: 03-6075050

Museum Tower • 4 Berkowitz St. • Tel-Aviv 64238 • Tel: 972-3-6075000 • Fax: 972-3-6075050

בית עופר • רח' נחום חפצדי 5 • ירושלים 95484 • טל: 02-6511919 • פקס: 02-6513133

Ofer Bldg • 5 Hafzadi St. • Jerusalem 95484 • Tel: 972-2-6511919 • Fax: 972-2-6513133

Menachem Tulchinsky, Adv.
Doron Stern, Adv.
Amir Levitski, Adv.
David Cohen, Adv.
Isaac Marciano, Adv. (C.P.A.)
Yossi Ratnovsky, Adv. (C.P.A.)
Chagit Pedael, Adv.
Alon Tabak, Adv. *
Baruch Perl, Adv.
Ariel Fuss, Adv.
Glenn Shalom - Winter, Adv.*
Uriel Barak, Adv.*
Asaf Ben - Zeev, Adv.
Ayelet Broditzky, Adv.
Michal Markovitz - Blachar, Adv.
Hadas Poraz, Adv.
Dr. Ariel Milstein, Adv.*

Karen Nitzan, Adv.
Assaf Benmelech, Adv.
Adi Richter, Adv. *
Lana Tavor, Adv.
Galia Suesskind - Spiegel, Adv.
Alon Karniel, Adv.
Ofer Dolinsky, Adv.
Shimrit Lifshitz, Adv.
Avital Mandel, Adv.
Shira Avnat, Adv.
Shaul Keinan, Adv.
Elad Shtief, Adv.
Uri Nesher, Adv.
Assaf Techelet, Adv.
Amit Hirsch, Adv.
Tamar Nesher, Adv.
Efrat Almog, Adv.

קרן ניצן, עו"ד
אסף בנמלך, עו"ד
עדי ריכטר, עו"ד *
לנה תבור, עו"ד
גליה זיסקינד - שפיגל, עו"ד
אלון קרניאל, עו"ד
עופר דולינסקי, עו"ד
שימרית ליפשיץ, עו"ד
אביטל מנדל, עו"ד
שירה אבנת, עו"ד
שאול קינן, עו"ד
אלעד שטייף, עו"ד
אורי נשר, עו"ד
אסף תכלת, עו"ד
עמית הירש, עו"ד
תמר נשר, עו"ד
אפרת אלמוג, עו"ד

מנחם טולצ'ינסקי, עו"ד
דורון שטרן, עו"ד
אמיר לויצקי, עו"ד
דויד כהן, עו"ד
יצחק מרציאנו, עו"ד (רו"ח)
יוסי רטנובסקי, עו"ד (רו"ח)
חגית פדהאל, עו"ד
אלון טבק, עו"ד *
ברוך פרל, עו"ד
אריאל פוס, עו"ד
גרשון שלום - וינטר, עו"ד *
אוריאל ברק, עו"ד *
אסף בן - זאב, עו"ד
אילת ברודיצקי, עו"ד
מיכל מרקוביץ - בלשר, עו"ד
הדס פורז, עו"ד
ד"ר אריאל מילשטין, עו"ד *

*Member of the N.Y. Bar Association

September 2, 2010

Ref: 580/8/58

Orbotech Ltd.

New Industrial Zone

Yavne 81101

Gentlemen,

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Orbotech Ltd. (the “Company”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to up to 1,000,000 Ordinary Shares of the Company, nominal value NIS 0.14 each (the “Shares”), which may be issued pursuant to the Company’s 2010 Equity-Based Incentive Plan (the “Plan”).

As counsel for the Company we have examined such corporate records, documents and other instruments as we have considered necessary or appropriate for the purpose of this opinion and, upon the basis of such examinations and subject to the qualifications set forth herein, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of restricted shares pursuant to the Plan and the issuance of the Shares upon the settlement of restricted share units granted pursuant to the Plan, and that the Shares being registered pursuant to the Registration Statement, when, and if, issued and paid for (or deemed paid for) in accordance with the terms of the respective awards and the Plan will be duly authorized, validly issued, fully paid and non-assessable.

In our examination, we have assumed the due execution and delivery of documents by the parties thereto (pursuant to due authorization), the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such documents and the legal capacity of signatories to such documents.

We do not represent ourselves as being familiar with the laws of any jurisdiction other than the laws of the State of Israel. Accordingly, we express no opinion as to matters governed by or construed in accordance with any laws other than the laws of the State of Israel.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations issued or promulgated thereunder.

Very truly yours,

Tulchinsky Stern Marciano Cohen Levitski & Co., Law Offices

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